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                                                                    EXHIBIT 10.5


                                WARRANT AGREEMENT


        WARRANT AGREEMENT (this "Agreement"), dated as of December 10, 1998, by and between FREESHOP INTERNATIONAL, INC., a Washington corporation (the "Grantor"), and FINGERHUT COMPANIES, INC., a Minnesota corporation (the "Grantee").

                              W I T N E S S E T H:

        WHEREAS, Grantor and Grantee are parties to an Investor Subscription Agreement of even date herewith (as the same may be amended from time to time, the "Investment Agreement") pursuant to which Grantee is purchasing 4,048,467 shares of Common Stock of Grantor, without par value ("Common Stock");

        WHEREAS, Grantor has agreed to issue to Grantee Warrants to purchase that number of shares of Common Stock which together with such 4,048,467 shares of Common Stock and the purchase by Grantee of all additional shares of Common Stock available pursuant to certain anti-dilution rights also to be granted to Grantee will represent forty percent (40.0%) of the outstanding Common Stock of Grantor.

        NOW, THEREFORE, in consideration of the execution of the Investment Agreement and the transactions contemplated thereby and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. Grant of Warrant.

                (a) Grantor hereby grants to Grantee, at a warrant purchase price of $1.00 each, a series of irrevocable warrants (the "Percentage Warrants," and each individually, a "Percentage Warrant"), to purchase at the exercise price per share specified in the table below up to that number of shares of Common Stock which, together with 4,048,467 shares of Common Stock to be issued to Grantee on the date hereof pursuant to the Investment Agreement, will represent forty percent (40.0%) of the outstanding Common Stock of Grantor as of the date hereof (subject to adjustment as provided in this Agreement). The percent of outstanding shares represented by each Percentage Warrant (prior to exercise of the Anti-Dilution Warrants and the Third Party Agreement Warrants and based upon the number of shares of Common Stock outstanding as of the date hereof), the number of shares to be purchased upon exercise of each Percentage Warrant, the aggregate percent of outstanding shares owned after exercise of each Percentage Warrant (prior to exercise of any Anti-Dilution Warrants or Third Party Agreement Warrants and based upon the number of shares of Common Stock outstanding as of the date hereof) (the "Percentage Ownership"), the purchase price per share upon exercise of each Percentage Warrant, the expiration date of each

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Percentage Warrant and the purchase price for each Percentage Warrant are as follows (except as otherwise specified in this Agreement):



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
                                                                      Purchase Price
Percent of              Number of Shares      Aggregate Percent       per Share
Shares                  to be Purchased       of Outstanding Shares   upon Exercise     Expiration Date
Represented by          upon Exercise of      Owned after Exercise    of each           of Each            Percentage
each Percentage         each Percentage       of each Percentage      Percentage        Percentage         Warrant
Warrant                 Warrant               Warrant                 Warrant           Warrant            Purchase Price
-------                 -------               --------                -------           -------            --------------
10.1%                   2,935,356             30.0%                   $1.71826          12/31/2000         $1.00
5.0%                    1,790,724             35.0%                   $1.99440          12/31/2000         $1.00
5.0%                    2,089,178             40.0%                   $2.20919          12/31/2000         $1.00


        The Percentage Warrants representing the 10.1%, 5% and 5% investments shall be referred to herein as the "First Tranche Investment," the "Second Tranche Investment," and the "Third Tranche Investment," respectively. The "Applicable Percentage," as used herein, means 19.9% plus that percentage or percentages set forth in the first column of the table with respect to which Percentage Warrants have been exercised from time to time.

                (b) Grantor also hereby grants to Grantee warrants (the "Anti-Dilution Warrants") to purchase from time to time on or before December 31, 2000, at a purchase price of $2.20919 per share, in the aggregate up to such number of shares of Common Stock as is equal to the Applicable Percentage of the total number of shares of Common Stock then issued and outstanding solely as a result of exercise of (i) options and warrants outstanding at the date of this Agreement and (ii) options remaining available at the date of this Agreement for grant pursuant to Grantor's 1997 Stock Option Plan (such options and warrants being collectively, the "Additional Shares"). Grantor represents that the total number of Additional Shares is 2,764,315.

                (c) Grantor also hereby grants to Grantee warrants (the "Third Party Agreement Warrants") to purchase from time to time on or before December 31, 2000, in the event that shares of Common Stock are issued pursuant to that certain Convertible Promissory Note made March 17, 1998, by Grantor in favor of Oki Enterprises, LLC ("Oki") and/or that certain Promotion Agreement dated as of May 18, 1998, between Grantor and CNET, Inc. ("CNET"), as amended to date (collectively, the "Third Party Agreements," and such shares being the "Third Party Shares"), in the aggregate up to such number of shares of Common Stock as is equal to the Applicable Percentage of the Third Party Shares. The exercise prices for Third Party Agreement Warrants are $.98803 per share for such shares as are necessary to maintain Grantee's initial 19.9% interest, $1.71826 per share for such shares as are necessary to maintain Grantee's next 10.1% interest, $1.99440 per share for such shares as are necessary to maintain Grantee's next 5% interest and $2.20919 per share for such shares as are necessary to maintain Grantee's final 5% interest (as any or all such percentage interests may be adjusted pursuant to this Agreement).

                (d) The Percentage Warrants, the Anti-Dilution Warrants and the Third Party Agreement Warrants are referred to collectively as the "Warrants," and each individually, a "Warrant," and the shares of Common Stock issuable upon exercise of the



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Warrants are referred to as the "Warrant Shares." Grantee's rights to exercise the Warrants shall be independent of rights granted to Grantee to purchase shares of Common Stock pursuant to the Stockholders Agreement dated as of the date hereof among Grantor, Grantee, Tim Choate and John Ballantine (the "Stockholders Agreement").

                (e) Notwithstanding anything to the contrary in this Agreement, the Warrants shall expire at the closing of a Qualified Public Offering if they are not exercised at or before such time. For purposes of this Agreement "Qualified Public Offering" shall have the meaning set forth in the Stockholders Agreement.

                (f) In determining the number of shares to be issued to Grantee upon exercise of a Warrant, there shall be included in the number of shares owned by Grantee prior to such issuance only those shares acquired by Grantee through (i) the purchase of shares pursuant to the Investment Agreement and (ii) the exercise of the Warrants.

                (g) The Percentage Ownership numbers set forth in Section 1(a) and the percentage set forth in Section 1(b) are subject to adjustment as set forth in Section 3(c) below.

                (h) In lieu of receiving shares of Common Stock upon exercise of the Percentage Warrant for the First Tranche Investment, Grantee may elect to receive a zero coupon convertible subordinated note, convertible into the same number of shares of Common Stock as are issuable upon exercise of the Percentage Warrant for the First Tranche Investment, in form similar to the Convertible Promissory Note made as of December 4, 1998 by Grantor in favor of Grantee but maturing on the earlier to occur of a Qualified Public Offering and December 31, 2001, which is otherwise acceptable in form and terms to Grantor.

        SECTION 2. Exercise of Warrants.

                (a) Grantee may exercise the Warrants, in whole or in part (but, with respect to Percentage Warrants exercisable at the same Exercise Price, all Percentage Warrants at such Exercise Price), by giving to Grantor notice to such effect, specifying a date not later than ten business days from the date such notice is given for the closing of the purchase. Percentage Warrants may only be exercised in the order shown in the above table. Such closing may be by mail or by transfer of funds as specified on such notice.

                (b) Upon notice from Grantor that it intends to file a registration statement with respect to a Qualified Public Offering, Grantee will promptly advise Grantor as to its intentions with respect to exercise of Grantee's rights under this Agreement.

                (c) Grantor shall make any request that Grantee exercise its Warrants pursuant to this Section 2 or otherwise by providing written notice of its request to Grantee by overnight mail or by facsimile.

        SECTION 3. Investments.



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                (a) Upon a determination by Grantor's Board of Directors that additional equity funds are needed for the operations of Grantor's business, on or after February 1, 1999, Grantor may request in writing that Grantee exercise its Percentage Warrant for the First Tranche Investment. Within ten days following receipt of such written request, Grantee shall advise Grantor in writing whether: (i) it will exercise its Percentage Warrant for the First Tranche Investment; (ii) it will offer to purchase a zero coupon convertible note, maturing on December 31, 2001, but otherwise consistent with the terms of the note specified in Section 1(g) above, subject to Grantee's acceptance of the form and terms of such convertible note; or (iii) it will participate in a private placement of Grantor's stock (the "First Private Placement") as hereinafter described. If Grantee does not choose to exercise its Percentage Warrant for the First Tranche Investment and no convertible note is purchased, Grantor may seek to raise funds in an amount of up to $10 million in the First Private Placement. Grantee shall subscribe for 19.9% of the shares offered in such First Private Placement on the same terms and conditions offered to and accepted by all other potential investors in the First Private Placement. If the deemed valuation of Grantor is $40 million or less immediately following the closing of the First Private Placement, Grantee shall continue to have all rights granted under this Agreement with respect to the Percentage Warrant for the First Tranche Investment. If the deemed valuation of Grantor is in excess of $40 million immediately following the closing of the First Private Placement, Grantee's rights under this Agreement with respect to the Percentage Warrant for the First Tranche Investment shall expire.

                (b) In the event that Grantor seeks to raise funds in a private placement subsequent to the First Private Placement (the "Subsequent Private Placement"), Grantor may request in writing that Grantee exercise any or all of its remaining Warrant(s) and/or subscribe for shares in the Subsequent Private Placement. Within ten days following receipt of such written request, Grantee shall advise Grantor in writing whether Grantee wishes to exercise such Warrant(s) or subscribe for such shares. If Grantee declines to exercise such Warrant(s) and subscribe for shares in the Subsequent Private Placement, Grantee shall use its reasonable best efforts (other than exercise of such Warrant(s)) to assist Grantor in the Subsequent Private Placement.

                (c) In the event Grantee's Percentage Ownership is diluted as a result of Grantee's decision not to exercise any or all of its rights to purchase shares under this Agreement or under the Stockholders Agreement, (i) if Grantee subsequently exercises its Percentage Warrants for the First Tranche Investment, the Second Tranche Investment and/or the Third Tranche Investment, Grantee shall have the right to purchase in connection with each such exercise only such number of shares of Common Stock, at the respective purchase price per share specified in the table at Section 1(a) above, as will result in Grantee's Percentage Ownership after the First Tranche Investment being 10.1% higher than Grantee's Percentage Ownership immediately prior to such First Tranche Investment, Grantee's Percentage Ownership after the Second Tranche Investment being 5% higher than Grantee's Percentage Ownership immediately prior to such Second Tranche Investment and Grantee's Percentage Ownership after the Third Tranche Investment being 5% higher than Grantee's Percentage Ownership immediately prior to such Third Tranche Investment and (ii) if Grantee subsequently exercises its Anti-Dilution Warrants, Grantee shall have the right to purchase in



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connection with such exercise only up to such number of shares of Common Stock, at the purchase price of $2.20919 per share, as is equal to a percentage of the Additional Shares equal to Grantee's Percentage Ownership immediately prior to exercise of the Anti-Dilution Warrants.

        SECTION 4. Adjustment of Warrant Shares Issuable.

                (a) In case at any time or from time to time after the date of this Agreement Grantor shall (i) declare or pay any dividend or make any other distribution upon any capital stock of Grantor which is payable in Common Stock or securities convertible into Common Stock ("Convertible Securities"), or (ii) effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, in any such event, the total number of additional shares of Common Stock, or (in the case of any such dividend or distribution payable in Convertible Securities) Convertible Securities, issuable in payment of such dividend or distribution or to give effect to such subdivision shall be deemed to have been issued immediately after the close of business on the record date (or other date) for the determination of holders of any class of securities in connection with such subdivision.

                (b) In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the purchase price per share in effect for each Warrant immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                (c) In case Grantor shall take any of the actions set forth in Sections 4(a) and (b) above, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that Grantee shall be entitled to receive the kind and number of Warrant Shares which it would have owned or have been entitled to receive after any of the events described above, had each such Warrant been exercised immediately prior to such event or any record date with respect thereto. An adjustment made pursuant to this clause (c) shall become effective immediately after the effective date of such event retroactive to the record date, if any for such event.

                (d) This Section 4 shall not be applicable to the Third Party Agreement Warrants.

        SECTION 5. Payment and Delivery of Warrant Shares. At any closing hereunder, (a) Grantee shall make payment to Grantor of the purchase price per share, and (b) Grantor shall issue the Warrant Shares to Grantee and register such issuance on Grantor's stock ledger.

        SECTION 6. Representations and Warranties of Grantor.

                (a) Organization. Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of Washington.



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                (b) Authorization; No Contravention. The execution, delivery and performance by Grantor of this Agreement are within Grantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than as may be required by state and federal securities laws) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of Grantor or of any other agreement, judgment, injunction, order, decree or other instrument binding upon Grantor.

                (c) Binding Effect. This Agreement constitutes a valid and binding agreement of Grantor, enforceable in accordance with its terms.

                (d) Private Offering. Neither Grantor nor any person acting on its behalf has offered the Warrant Shares or any similar securities for sale, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any persons. Neither Grantor nor any person acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Warrant Shares to the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

                (e) Issuance of Shares. Upon the exercise of the Warrants pursuant to this Agreement, the Warrant Shares reserved for issuance hereunder will be duly and validly authorized, issued, fully paid and non-assessable, free of preemptive rights and free and clear of any lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Warrant Shares), other than such limitations or restrictions imposed by the Stockholders Agreement and by the Securities Act.

                (f) Capital Stock. On the date hereof, the authorized capital stock of Grantor consists of 100,000,000 shares of Common Stock, of which 16,295,587 shares of Common Stock are outstanding, and 10,000,000 shares of Preferred Stock, of which 1,935,484 shares were previously designated and issued as Series A Convertible Preferred Stock and have been converted into outstanding shares of Common Stock. Assuming all Warrants are exercised, the Warrant Shares and the 4,048,467 shares of Common Stock to be issued to Grantee on the date hereof pursuant to the Investment Agreement will represent 40.0% of Grantor's outstanding Common Stock on a fully diluted basis, after the issuance of the Warrant Shares (subject to adjustment as provided in this Agreement).

        SECTION 7. Covenants of Grantor. Grantor will at all times reserve and keep available, solely for issuance pursuant to the exercise of the Warrant, the number of shares of Common Stock which from time to time shall be issuable to Grantee upon the exercise of the Warrant. Grantor shall take all action to assure that all such shares shall be duly authorized and, when issued pursuant to the exercise of the Warrant, shall be validly issued, fully paid and non-assessable with no liability on the part of the holders thereof.



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        SECTION 8. Miscellaneous.

                (a) Grantee understands that the Warrant Shares are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future Grantee decides to resell, pledge or otherwise transfer any of the Warrant Shares, such Warrant Shares may be resold, pledged or transferred only (i) in accordance with the terms of the Stockholders Agreement or (ii) pursuant to an exemption from registration under the Securities Act.

                (b) Grantee understands that the Warrant Shares will, unless otherwise agreed by Grantor thereof, bear a legend to the following effect:

                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

                (c) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                (d) Notices. All notices, requests, other communications and distributions to any party hereunder shall be in writing (including prepaid overnight courier, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties.

                  If to Grantor:

                           FreeShop International, Inc.
                           95 South Jackson - Suite 300
                           Seattle, Washington 98104
                           Attn:  Mr. Tim Choate

                  If to Grantee:



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                           Fingerhut Companies, Inc.
                           4400 Baker Road
                           Minnetonka, MN  55343
                           Attn:  Michael P. Sherman, Esq.

Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified on the signature pages hereof and the appropriate answerback is received (in the case of telex) or telephonic confirmation of receipt thereof is obtained (in the case of telecopy) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified on the signature pages hereof or when delivery at such address is refused.

                (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

                (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Warrant.

                (g) Headings. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

                (h) Assignment. This Agreement shall not be assignable by either party.



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        IN WITNESS WHEREOF, Grantor and Grantee have caused this Agreement to be duly executed as of the day and year first above written.

                                            FREESHOP INTERNATIONAL, INC.


                                            By: /s/ TIM CHOATE
                                                -------------------------------


                                            FINGERHUT COMPANIES, INC.


                                            By: /s/ MICHAEL SHERMAN
                                                -------------------------------



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